UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

BANCFIRST CORPORATION
(Exact name of registrant as specified in its charter)

OKLAHOMA	0-14384	73-1221379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Broadway, Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(405) 270-1086

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A amends the Current Report on Form 8-K filed by BancFirst Corporation (the “Company”) on May 26, 2011 (the “Original 8-K”) and updates disclosures made under Item 5.07, Submission of Matters to a Vote of Security Holders, regarding the results from BancFirst Corporation’s 2011 Annual Meeting of shareholders held on May 26, 2011 (“2011 Annual Meeting”). The sole purpose of this Amendment is to disclose the decision of the Board of Directors of BancFirst Corporation (the “Board”) regarding how frequently it will conduct non-binding advisory votes on executive compensation. No other changes have been made to the Original 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(d) In a non-binding advisory vote regarding the frequency that shareholders are to be presented with advisory proposals approving executive compensation (every one, two or three years) held at the 2011 Annual Meeting, the frequency of three years received the highest number of votes cast out of those shares present and entitled to vote on the matter. Accordingly, in light of this result and consistent with the BancFirst Corporation’s recommendation, the Board has determined that BancFirst Corporation will hold an advisory vote on executive compensation every three years until the next required vote on the frequency of shareholder votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCFIRST CORPORATION
(Registrant)

Date: June 7, 2012	/s/ Joe T. Shockley, Jr.
Joe T. Shockley, Jr.
Executive Vice President
Chief Financial Officer
(Principal Financial Officer)

2